Exhibit 99.1

Pegasystems Announces Financial Results for Third Quarter and Nine Months of 2014

GAAP License Revenue increases 21% in the nine months of 2014;

YTD GAAP EPS of $0.17; YTD Non-GAAP EPS of $0.41

CAMBRIDGE, Mass. – November 4, 2014 – Pegasystems Inc. (NASDAQ: PEGA), the software company powering the digital enterprise, today announced results for its third quarter and nine months ended September 30, 2014.

“Our year-to-date results are very solid and reflect the increasing benefits Pega clients are achieving through the use of our technology. For the quarter, we achieved license revenue growth of 8% over last year’s exceptional Q3 2013 results, bringing the first three quarters’ license revenue to $155 million, or a 21% increase over last year,” said Alan Trefler, Founder and CEO of Pegasystems. “This continues what has been a strong performance this year for Pegasystems, and we continue to see significant growth opportunities.”

“Our business growth is benefiting from customers looking to drive strategic digital transformation initiatives, as well as from those taking pragmatic steps to improve their customer engagement and simplify their operations,” said Mr. Trefler. “This quarter, we made significant progress incorporating the technologies we acquired earlier this year to provide more robust product offerings to meet our customers’ evolving needs.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended September 30,				% Increase
	2014	2014	2013	2013	(Decrease)
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$137,631	$138,307	$122,011	$122,011	13%	13%
License Revenue	$48,292	$48,814	$44,802	$44,802	8%	9%
Net Income	$1,882	$8,368	$8,710	$12,951	(78%)	(35%)
Diluted Earnings per share (2)	$0.02	$0.11	$0.11	$0.17	(82%)	(35%)

	Nine Months Ended September 30,				% Increase
	2014	2014	2013	2013	(Decrease)
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$421,080	$424,398	$355,572	$355,572	18%	19%
License Revenue	$154,918	$156,483	$128,217	$128,217	21%	22%
Net Income	$13,151	$32,063	$22,482	$34,384	(42%)	(7%)
Diluted Earnings per share (2)	$0.17	$0.41	$0.29	$0.44	(41%)	(7%)

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.
(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Cash: Total cash, cash equivalents, and marketable securities at the end of the quarter was $228.6 million, up 46% from 2013 year-end.

Cash generated from operations for the nine months of 2014 was $98.3 million, an increase of 18% on a year-over-year basis. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $92.5 million, an increase of 17% on a year-over-year basis.

License and Cloud Backlog: The Company computes license backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	September 30,
($ in millions)	2014	2013	Increase
Total billed deferred license and cloud revenue	68.6	34.6	98%
Total off-balance sheet license and cloud commitments	265.3	248.4	7%
TOTAL LICENSE AND CLOUD BACKLOG	333.9	283.0	18%

(1)	See historical license backlog amounts including cloud in a separate schedule at the end of this release.

“We are pleased with our results for the first three quarters of 2014,” said Rafe Brown, Pegasystems CFO. “In particular, it has been encouraging that our year-to-date performance has been driven by a high level of expansion within our existing clients, further evidence of the value they have found with Pega.”

Quarterly Conference Call

Pegasystems will host a conference call and live Webcast associated with this announcement at 5:00 p.m. EST today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Web site at www.pega.com/about-us/investors. Dial-in information is as follows: 1-877-407-3982 (domestic) or 1-201-493-6780 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related costs, and restructuring expenses. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, the financial impact of the Antenna acquisition, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at www.pega.com/about-us/investors/sec-filings. The forward-looking statements contained in this press release represent the Company’s views as of November 4, 2014. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to November 4, 2014.

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About Pegasystems

Pegasystems Build for Change® Platform is the heart of Better Business Software®. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems leverages its recognized leadership in Business Process Management (BPM), Multi-Channel Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely give its clients the power to engage customers, simplify operations and Build For Change®. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman	Rosemarie Esposito
Pegasystems Inc.	Hotwire PR
lisa.pintchman@pega.com	Rosemarie.Esposito@hotwirepr.com
(617) 866-6022	(646) 738-8964
Twitter: @pega

Investor Contact:

Sheila Ennis
ICR for Pegasystems
sheila.ennis@icrinc.com
617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Software license	$48,292	$44,802	$154,918	$128,217
Maintenance	47,281	37,979	137,555	112,238
Services	42,058	39,230	128,607	115,117

Total revenue	137,631	122,011	421,080	355,572

Cost of revenue:
Software license	1,076	1,592	3,832	4,751
Maintenance	5,385	3,599	15,093	11,106
Services	39,921	32,907	120,061	97,772

Total cost of revenue (1)	46,382	38,098	138,986	113,629

Gross profit	91,249	83,913	282,094	241,943

Operating expenses:
Selling and marketing	48,623	42,663	150,772	127,279
Research and development	28,558	19,786	80,490	59,123
General and administrative	8,825	7,130	28,377	21,203
Acquisition-related	54	545	417	545
Restructuring	192	—	192	—

Total operating expenses (1)	86,252	70,124	260,248	208,150

Income from operations	4,997	13,789	21,846	33,793
Foreign currency transaction (loss) gain	(2,845)	661	(2,527)	(1,666)
Interest income, net	181	123	468	376
Other income (expense), net	19	(1,163)	(507)	(418)

Income before provision for income taxes	2,352	13,410	19,280	32,085
Provision for income taxes	470	4,700	6,129	9,603

Net income	$1,882	$8,710	$13,151	$22,482

Earnings per share (2):
Basic	$0.02	$0.11	$0.17	$0.30

Diluted	$0.02	$0.11	$0.17	$0.29

Weighted-average number of common shares outstanding (2):
Basic	76,351	75,910	76,312	75,900
Diluted	78,653	78,158	78,531	77,744

Dividends declared per share (2)	$0.030	$0.015	$0.075	$0.045

(1) Includes stock-based compensation as follows:
Cost of revenue	$1,418	$947	$3,816	$3,134
Operating expenses	$3,850	$2,053	$9,905	$6,579

(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

							% Increase
	Three Months Ended September 30,						(Decrease)
	2014		2014	2013		2013
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$137,631	$676	$138,307	$122,011	$—	$122,011	13%		13%
Software license	48,292	522	48,814	44,802	—	44,802	8%		9%
Maintenance (2)	47,281	95	47,376	37,979	—	37,979	24%		25%
Services (3)	42,058	59	42,117	39,230	—	39,230	7%		7%

TOTAL COST OF REVENUE	$46,382	$(2,800)	$43,582	$38,098	$(2,487)	$35,611	22%		22%
Amortization of intangible assets (4) (5)	1,382	(1,382)	—	1,540	(1,540)	—
Stock-based compensation (5)	1,418	(1,418)	—	947	(947)	—

GROSS MARGIN %	66%		68%	69%		71%	(248	) bp	(232	) bp

TOTAL OPERATING EXPENSES	$86,252	$(6,171)	$80,081	$70,124	$(3,830)	$66,294	23%		21%
Amortization of intangible assets (4) (5)	2,075	(2,075)	—	1,232	(1,232)	—
Stock-based compensation (5)	3,850	(3,850)	—	2,053	(2,053)	—
Acquisition-related	54	(54)	—	545	(545)	—
Restructuring	192	(192)	—	—	—	—

INCOME FROM OPERATIONS	$4,997	$9,647	$14,644	$13,789	$6,317	$20,106	(64%)		(27%)

OPERATING MARGIN %	4%		11%	11%		16%	(767	) bp	(589	) bp

INCOME TAX EFFECTS (6)	$470	$3,161	$3,631	$4,700	$2,076	$6,776	(90%)		(46%)

NET INCOME	$1,882	$6,486	$8,368	$8,710	$4,241	$12,951	(78%)		(35%)

DILUTED EARNINGS PER SHARE (7)	$0.02	$0.09	$0.11	$0.11	$0.06	$0.17	(82%)		(35%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (7)	78,653	—	78,653	78,158	—	78,158	1%		1%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

							% Increase
	Nine Months Ended September 30,						(Decrease)
	2014		2014	2013		2013
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$421,080	$3,318	$424,398	$355,572	$—	$355,572	18%		19%
Software license	154,918	1,565	156,483	128,217	—	128,217	21%		22%
Maintenance (2)	137,555	470	138,025	112,238	—	112,238	23%		23%
Services (3)	128,607	1,283	129,890	115,117	—	115,117	12%		13%

TOTAL COST OF REVENUE	$138,986	$(8,482)	$130,504	$113,629	$(7,756)	$105,873	22%		23%
Amortization of intangible assets (4) (5)	4,666	(4,666)	—	4,622	(4,622)	—
Stock-based compensation (5)	3,816	(3,816)	—	3,134	(3,134)	—

GROSS MARGIN %	67%		69%	68%		70%	(105	) bp	(97	) bp

TOTAL OPERATING EXPENSES	$260,248	$(16,485)	$243,763	$208,150	$(10,824)	$197,326	25%		24%
Amortization of intangible assets (4) (5)	5,971	(5,971)	—	3,700	(3,700)	—
Stock-based compensation (5)	9,905	(9,905)	—	6,579	(6,579)	—
Acquisition-related	417	(417)	—	545	(545)	—
Restructuring	192	(192)	—	—	—	—

INCOME FROM OPERATIONS	$21,846	$28,285	$50,131	$33,793	$18,580	$52,373	(35%)		(4%)

OPERATING MARGIN %	5%		12%	10%		15%	(432	) bp	(292	) bp

INCOME TAX EFFECTS (6)	$6,129	$9,373	$15,502	$9,603	$6,678	$16,281	(36%)		(5%)

NET INCOME	$13,151	$18,912	$32,063	$22,482	$11,902	$34,384	(42%)		(7%)

DILUTED EARNINGS PER SHARE (7)	$0.17	$0.24	$0.41	$0.29	$0.15	$0.44	(41%)		(7%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (7)	78,531	—	78,531	77,744	—	77,744	1%		1%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from Antenna. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated with the Antenna, MeshLabs, and Profeatable acquisitions. These acquisition-related expenses were primarily professional fees to affect the acquisitions. We have also incurred restructuring expenses related to the integration of the Antenna acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring expenses consist primarily of lease exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	As of September 30, 2014, approximately $0.1 million in estimated revenues related to assumed software support contracts will not be recognized in the fourth quarter of 2014 due to business combination accounting rules.

(3)	As of September 30, 2014, approximately $0.1 million in estimated revenues related to assumed hosting and services contracts will not be recognized in the fourth quarter of 2014 due to business combination accounting rules.

(4)	Estimated future annual amortization expense related to intangible assets as of September 30, 2014 is as follows:

Fiscal 2014	$3,149
Fiscal 2015	12,073
Fiscal 2016	11,386
Fiscal 2017	9,688
Fiscal 2018 and thereafter	11,584

Total intangible assets subject to amortization	$47,880

(5)	Below is a reconciliation of Non-GAAP operating expenses:

	Three Months Ended September 30,
	2014		2014	2013		2013
(in ‘000s)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$48,623	$(2,927)	$45,696	$42,663	$(2,239)	$40,424
Amortization of intangible assets	1,501	(1,501)	—	1,232	(1,232)	—
Stock-based compensation	1,426	(1,426)	—	1,007	(1,007)	—
Research and development	$28,558	$(1,452)	$27,106	$19,786	$(585)	$19,201
Stock-based compensation	1,452	(1,452)	—	585	(585)	—
General and administrative	$8,825	$(1,546)	$7,279	$7,130	$(461)	$6,669
Amortization of intangible assets	574	(574)	—	—	—	—
Stock-based compensation	972	(972)	—	461	(461)	—
Acquisition-related	$54	$(54)	$—	$545	$(545)	$—
Restructuring	$192	$(192)	$—	$—	$—	$—
TOTAL OPERATING EXPENSES	$86,252	$(6,171)	$80,081	$70,124	$(3,830)	$66,294

	Nine Months Ended September 30,
	2014		2014	2013		2013
(in ‘000s)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$150,772	$(8,358)	$142,414	$127,279	$(6,646)	$120,633
Amortization of intangible assets	4,496	(4,496)	—	3,696	(3,696)	—
Stock-based compensation	3,862	(3,862)	—	2,950	(2,950)	—
Research and development	$80,490	$(3,201)	$77,289	$59,123	$(1,852)	$57,271
Stock-based compensation	3,201	(3,201)	—	1,852	(1,852)	—
General and administrative	$28,377	$(4,317)	$24,060	$21,203	$(1,781)	$19,422
Amortization of intangible assets	1,475	(1,475)	—	4	(4)	—
Stock-based compensation	2,842	(2,842)	—	1,777	(1,777)	—
Acquisition-related	$417	$(417)	$—	$545	$(545)	$—
Restructuring	$192	$(192)	$—	$—	$—	$—
TOTAL OPERATING EXPENSES	$260,248	$(16,485)	$243,763	$208,150	$(10,824)	$197,326

(6)	The GAAP income tax effects were calculated using an effective tax rate of 20% and 32% in the third quarter and nine months of 2014, respectively, and 35% and 30% in the third quarter and nine months of 2013, respectively. The non-GAAP income tax effects were calculated using an effective tax rate of 30% and 33% in the third quarter and nine months of 2014, respectively, and 34% and 32% in the third quarter and nine months of 2013, respectively.

The differences between our GAAP and non-GAAP effective tax rates for 2014 and 2013 primarily relates to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions.

(7)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	September 30, 2014	December 31, 2013
Current Assets:
Cash and cash equivalents	$136,545	$80,231
Marketable securities	92,026	76,461

Total cash, cash equivalents, and marketable securities	228,571	156,692
Trade accounts receivable, net	103,439	165,641
Deferred income taxes	12,328	12,336
Income taxes receivable	11,949	4,392
Other current assets	10,096	9,148

Total current assets	366,383	348,209
Property and equipment, net	28,881	28,957
Long-term deferred income taxes	58,129	56,745
Long-term other assets	2,882	2,526
Intangible assets, net	47,880	56,574
Goodwill	45,009	43,469

Total assets	$549,164	$536,480

Current liabilities:
Accounts payable	$8,060	$3,671
Accrued expenses	35,039	31,624
Accrued compensation and related expenses	40,462	44,401
Deferred revenue	128,259	110,690

Total current liabilities	211,820	190,386
Income taxes payable	20,951	21,269
Long-term deferred revenue	20,645	34,196
Other long-term liabilities	17,473	18,841

Total liabilities	270,889	264,692
Stockholders’ equity:	278,275	271,788

Total liabilities and stockholders’ equity	$549,164	$536,480

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	September 30,
	2014	2013
Operating activities:
Net income	$13,151	$22,482
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(5,599)	(3,207)
Depreciation, amortization, foreign currency transaction loss, and other non-cash items	20,633	18,575
Stock-based compensation expense	13,721	9,713
Change in operating assets and liabilities, net	56,361	35,872

Cash provided by operating activities	98,267	83,435

Cash used in investing activities	(22,485)	(39,674)

Cash used in financing activities	(17,403)	(11,942)

Effect of exchange rate on cash and cash equivalents	(2,065)	(517)

Net increase in cash and cash equivalents	56,314	31,302
Cash and cash equivalents, beginning of period	80,231	77,525

Cash and cash equivalents, end of period	$136,545	$108,827

PEGASYSTEMS INC.

Historical License and Cloud Backlog

($ in thousands)

	2014	2014	2014	2013	2013	2013	2013
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total billed deferred license and cloud revenue	68,561	54,938	62,741	64,267	34,644	37,312	31,765

Total off-balance sheet license and cloud commitments	265,309	298,658	270,243	283,099	248,403	246,821	253,623

TOTAL LICENSE AND CLOUD BACKLOG	$333,870	$353,596	$332,984	$347,366	$283,047	$284,133	$285,388